EXHIBIT 23.1 - CONSENT OF WEINBERG & COMPANY, P.A.
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               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




To the Board of Directors
Vita Equity, Inc.


We consent to the inclusion in the foregoing Amendment No. 2 of the Via Equity, Inc. Registration Statement on Form SB-2 of our report dated March 9, 2004, relating to the consolidated financial statements of Vita Equity, Inc. and Subsidiary as of December 31, 2003 and for the years ended December 31, 2003 and 2002. We also consent to the reference to our firm under the caption "Experts".




/s/ WEINBERG & COMPANY, P.A.
WEINBERG & COMPANY, P.A.
Certified Public Accountants



Boca Raton, Florida
January 18, 2005